UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 10, 2011

HI-TECH PHARMACAL CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

No. 0-20424	11-2638720
(Commission File Number)	(IRS Employer Identification No.)

369 Bayview Avenue, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-8228
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2011, Bryce Harvey resigned from his position as president of the Midlothian Laboratories division of Hi-Tech Pharmacal Co., Inc. (the “Company”), effective as of April 30, 2011.  Mr. Harvey resigned from his employment with the Company in connection with the Registrant’s divestiture of its Midlothian Laboratories division, as described in greater detail in Item 8.01.

Item 8.01.                      Other Events.

On May 10, 2011, the Company issued a press release announcing the divestiture of its Midlothian Laboratories division in exchange for a cash payment.  In addition, the Company is retaining certain assets that were formerly associated with its Midlothian Laboratories divisions.  The transaction was completed on May 10, 2011 with an effective date of May 1, 2011.  A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 99.1	Hi-Tech Pharmacal Co., Inc. Press Release dated May 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2011	HI-TECH PHARMACAL CO., INC.

/s/ David S. Seltzer
Name: David S. Seltzer
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Hi-Tech Pharmacal Co., Inc. Press Release dated May 10, 2011.